Exhibit 99.1

European Medicines Agency’s Committee For

Medicinal Products For Human Use Issues Positive

Opinion For Conditional Approval On Marketing

Authorization Application For PixuvriTM

Potentially the First Drug to be Approved as Monotherapy for the Treatment of

Adult Patients with Multiple Relapsed or Refractory Aggressive Non-Hodgkin B-Cell Lymphomas (NHL)

February 17, 2012 Seattle—Cell Therapeutics, Inc. (“CTI”) (NASDAQ and MTA: CTIC) announced today that PixuvriTM (pixantrone dimaleate) has been granted a positive opinion for conditional approval from the European Medicines Agency’s (“EMA”) Committee for Medicinal Products for Human Use (“CHMP”). Based on the CHMP’s recommendation, CTI expects that a conditional marketing authorization for Pixuvri should be granted by the European Commission within the next few months. CHMP recommended Pixuvri for conditional approval as monotherapy for the treatment of adult patients with multiple relapsed or refractory aggressive non-Hodgkin B-cell lymphomas (“NHL”).

If the CHMP’s recommendation is formally adopted by the European Commission, Pixuvri would be approved for marketing in the 27 countries that are members of the E.U., as well as the European Economic Area. The decision by the European Commission is typically issued approximately two to three months after the CHMP opinion and generally follows the recommendation from the CHMP. If the opinion is confirmed by the European Commission, Pixuvri would be the first drug approved for patients in this setting.

“We are very pleased with the CHMP’s positive recommendation recognizing the clinical benefit of Pixuvri in addressing a significant unmet medical need for patients with multiple relapsed or refractory aggressive B-cell NHL, and we believe that Pixuvri will add an important treatment option for physicians and provide a meaningful impact on patients,” stated James A. Bianco, CEO of CTI.

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“There are currently no proven effective therapies for these advanced NHL patients. Our goal for this late stage patient population is to control disease progression and symptoms as a cure is no longer an option. We are encouraged by the PFS noted in the PIX301 study and the opportunity this agent provides in treating this difficult to treat group of patients,” said Bertrand Coiffier, M.D., Ph.D., Professor of Hematology at the Department of Hematology, Hospices Civils de Lyon and the University Lyon 1 in Lyon, France.

Similar to accelerated approval regulations in the United States, conditional marketing authorizations are granted to medicinal products with a positive benefit/risk assessment that address unmet medical needs and whose availability would result in a significant public health benefit. A conditional marketing authorization is renewable annually. Under the provisions of the conditional marketing authorization for Pixuvri, CTI will be required to complete a post-marketing study aimed at confirming the clinical benefit previously observed.

The CHMP has accepted PIX306, CTI’s ongoing randomized controlled phase 3 clinical trial, which compares Pixuvri-rituximab to gemcitabine-rituximab in 2nd line patients with aggressive B-cell NHL who failed front-line CHOP-R and who are not eligible for autologous stem cell transplant (“ASCT”) or as 3rd or 4th line therapy in aggressive B-cell NHL. As a condition of approval, CTI has agreed to have available the PIX306 clinical trial results by June 2015.

For more information visit the EMA website at http://www.ema.europa.eu.

About Non-Hodgkin Lymphoma

NHL is caused by the abnormal proliferation of lymphocytes, cells key to the functioning of the immune system. It usually originates in lymph nodes and spreads through the lymphatic system. NHL can be broadly classified into two main forms—aggressive NHL is a rapidly growing form of the disease that moves into advanced stages much faster than indolent NHL, which progresses more slowly. The World Health Organization’s International Agency for Research on Cancer’s 2008 GLOBOCAN database most recent estimates state that in European Union approximately 74,162 people will be diagnosed with NHL and 31,371 are estimated to die from NHL every year.

There are many subtypes of NHL, but aggressive NHL is one of the more common types of NHL and accounts for about 60% of cases. Initial therapy for aggressive NHL with anthracycline-based combination therapy cures up to 60% of patients. Of the remaining patients, approximately half will respond to second-line treatment, but few are cured and there is no effective therapy for patients relapsing after or refractory to second-line treatment.

About Pixuvri (pixantrone)

Pixantrone is a novel aza-anthracenedione that has distinct structural and physio-chemical properties that make its anti-tumor activity unique in this class of agents. Similar to

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anthracyclines, pixantrone inhibits Topo-isomerase II but unlike anthracyclines — rather than intercalation with DNA — pixantrone alkylates DNA — forming stable DNA adducts with particular specificity for CpG-rich, hyper-methylated sites. These structural differences resulted in significantly enhanced anti-lymphoma activity compared to doxorubicin in preclinical models. In addition, the structural motifs on anthracycline-like agents that are responsible for the generation of oxygen free radicals and the formation of toxic drug-metal complexes have also been modified in pixantrone in an effort to prevent the binding of iron and perpetuation of superoxide production — both of which are the putative mechanism for anthracycline induced acute cardiotoxicity. These novel pharmacologic differences may allow re-introduction of anthracycline-like potency in the treatment of relapsed/refractory B-cell NHL without unacceptable rates of cardiotoxicity.

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

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This press release includes forward-looking statements that involve a number of risks and uncertainties the outcome of which could materially and/or adversely affect actual future results and the market price of CTI’s securities. Specifically, the risks and uncertainties that could affect the development of Pixuvri include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with Pixuvri in particular, including, without limitation, the potential failure of Pixuvri to prove safe and effective for the treatment of relapsed or refractory NHL and/or other tumors as determined by the FDA and/or the EMA, that Pixuvri may not be the first drug approved as monotherapy for the treatment of adult patients with multiple relapsed or refractory aggressive NHL, that a conditional marketing authorization for Pixuvri may not be granted by the European Commission within the next few months or at all, that CTI may not be able to complete the PIX306 clinical trial of Pixuvri-rituximab versus gemcitabine-rituximab in patients with aggressive B-cell NHL, who failed front-line CHOP-R and who are not eligible for ASCT (2nd line) or failed ASCT (3rd or 4th line) by June 2015 or at all as required by the EMA or have the results of such trial available by June 2015 or at all, that CTI may not be able complete a post-marketing study aimed at confirming the clinical benefit observed in the PIX 301 trial, that full marketing authorization for Pixuvri may not be obtained, that the EMA and/or the European Commission may not formally adopt the CHMP’s recommendation regarding Pixuvri, that Pixuvri may not be approved for marketing in all of the E.U. Member States and the European Economic Area members, that the EMA may request additional information from CTI regarding Pixuvri, CTI’s ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling Pixuvri, and the risk factors listed or described

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from time to time in CTI’s filings with the Securities and Exchange Commission including, without limitation, CTI’s most recent filings on Forms 10-K, 10-Q and 8-K. Except as may be required by law, CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Ed Bell

T: 206.282.7100

Lindsey Jesch Logan

T: 206.272.4347

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

Medical Information Contact:

T: 800.715.0944

E: info@askarm.com

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